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               Consent of Independent Certified Public Accountants




The Board of Directors
The Travelers Insurance Company

We consent to the use of our reports included herein or incorporated herein by reference and to the reference to our firm as experts under the heading "Independent Accountants."


KPMG LLP


Hartford, Connecticut
April 23, 1999